UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Bread Financial Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

bread financial
P.O. BOX 8016, CARY, NC 27512-9903
Bread Financial Holdings, Inc. Important Notice Regarding the Availability of Proxy Materials
Stockholders Meeting to be held on May 16, 2023
For Stockholders of record as of March 23, 2023
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.
To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/BFH
To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.
Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.
For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/BFH
Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.
If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 05, 2023.
To order paper materials, use one of the following methods.
INTERNET www.investorelections.com/BFH
TELEPHONE (866) 648-8133
* E-MAIL paper@investorelections.com
When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.
* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.
Bread Financial Holdings, Inc.
Meeting Type: Annual Meeting of Stockholders Date: Tuesday, May 16, 2023 Time: 9:00 AM, Central Time
Place: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/BFH for more details.
You must register to attend the meeting online and/or participate at www.proxydocs.com/BFH
SEE REVERSE FOR FULL AGENDA

Bread Financial Holdings, Inc.
Annual Meeting of Stockholders
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR all the nominees listed, FOR PROPOSALS 2 and 4, and in favor of “1 YEAR” on Proposal 3.
PROPOSAL
1. Election of Directors
1.01 Ralph J. Andretta
1.02 Roger H. Ballou
1.03 John C. Gerspach, Jr.
1.04 Rajesh Natarajan
1.05 Timothy J. Theriault
1.06 Laurie A. Tucker
1.07 Sharen J. Turney
2. Advisory Vote to Approve Executive Compensation
3. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
4. Ratification of the Selection of Deloitte & Touche as the Independent Registered Public Accounting firm of Bread Financial Holdings, Inc. for 2023.